Exhibit 99.1

News Release

Company Contacts:
Gregory Walker,	Sonia Segovia,
VP, Finance and CFO	IR Coordinator
Tel: (408) 938-6457	Tel: (408) 938-6491
Email:gregory.walker@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports First Fiscal Quarter Results

SAN JOSE, Calif.— April 27, 2017—PDF Solutions, Inc. (“PDF Solutions” or the “Company”) (NASDAQ: PDFS), the leading provider of process-design integration technologies to enhance integrated circuit (IC) manufacturability, today announced financial results for its first fiscal quarter ended March 31, 2017.

Total revenues for the first fiscal quarter of 2017 totaled $24.3 million, down 15% from $28.4 million for the fourth fiscal quarter of 2016 and down 3% from $25.1 million for the first fiscal quarter of 2016. Design-to-silicon-yield solutions revenue for the first fiscal quarter of 2017 totaled $19.7 million, up 1% from $19.5 million for the fourth fiscal quarter of 2016 and up 6% from $18.6 million for the first fiscal quarter of 2016. Gainshare performance incentives revenue for the first fiscal quarter of 2017 totaled $4.6 million, down 49% from $9.0 million for the fourth fiscal quarter of 2016 and down 29% from $6.5 million for the first fiscal quarter of 2016.

On a GAAP basis, net income for the first fiscal quarter of 2017 was $0.5 million, or $0.02 per basic and diluted share, compared to net income of $2.9 million, or $0.09 per basic and diluted share, for the fourth fiscal quarter of 2016, and compared to net income of $2.1 million, or $0.07 per basic and diluted share, for the first fiscal quarter of 2016.

Cash and cash equivalents were $114.9 million at March 31, 2017, compared to $116.8 million at December 31, 2016.

Non-GAAP net income for the first fiscal quarter of 2017 was $2.6 million, or $0.08 per diluted share, compared to $5.6 million, or $0.17 per diluted share, for the fourth fiscal quarter of 2016, and compared to $5.4 million, or $0.17 per diluted share, for the first fiscal quarter of 2016. EBITDAR for the first quarter of 2017 was $3.5 million, compared to $7.4 million for the fourth fiscal quarter of 2016 and compared to $6.8 million for the first fiscal quarter of 2016.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://ir.pdf.com/events.cfm. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

First Quarter 2017 Financial Commentary Available Online

A Management Report reviewing the Company’s first quarter 2017 financial results, as well as providing updated 2017 financial outlook, will be furnished to the SEC on Form 8-K and published on the Company’s website at http://ir.pdf.com/sec.cfm. Analysts and investors are encouraged to review this commentary prior to participating in the conference call webcast.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP net income excludes the effects of non-recurring items, stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjusts for the non-cash portion of income taxes. EBITDAR is calculated by taking GAAP net income, adding back the effects of non-recurring items, stock-based compensation expenses, amortization of acquired technology and other acquired intangibles, depreciation expense and income tax provision (benefit). These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental measures to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s financial statements presented below.

Forward-Looking Statements

The statements made on the planned conference call regarding the Company's future expected business performance and financial results are forward looking and are subject to events and circumstances of the future. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: customers' production volumes at Gainshare-covered facilities; continued adoption of the Company's solutions by new and existing customers; project milestones or delays and performance criteria achieved; the provision of technology and services prior to the execution of a final contract; and other risks set forth in PDF Solutions' periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2016, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

About PDF Solutions

PDF Solutions enables customers to reduce the time to market of integrated circuits (“ICs”), lower the cost of IC design and manufacturing and improve profitability. The Company has developed proprietary products and provides services that target the entire Process Life Cycle, which is a term used to mean the time from technology development and the design of an IC to volume manufacturing of that IC to product assembly and test.

PDF Solutions’ products and services consist of proprietary test structures and electrical test systems, physical intellectual property, enterprise platform software and professional services. The Company’s Characterization Vehicle® (CV®) electrical test chip infrastructure provides core modeling capabilities, and is used by more leading manufacturers than any other test chips in the industry. The Design-for-Inspection™ solution extends the Company’s electrical characterization technologies into the e-beam measurement of extremely dense test structures, or DFI™ cells, across an entire fabrication process. Proprietary Template™ layout patterns for standard cell libraries optimize area, performance, and manufacturability for designing IC products. The Exensio® platform for big data unlocks relevant, actionable information buried in wafer fabrication, process control and test data through four, key components: Exensio® -Yield, Exensio® -Control, Exensio® -Test, and Exensio® -Char. The Exensio® platform is available either on-premise or via software as a service (SaaS).

Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Canada, China, France, Germany, Italy, Japan, Korea, and Taiwan. PDF Solutions is listed on The NASDAQ National Market under the ticker symbol PDFS. For the Company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, Exensio, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries. Design-for-Inspection, DFI, and Template are trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	March 31,	December 31,
	2017	2016

ASSETS
Current assets:
Cash and cash equivalents	$114,926	$116,787
Accounts receivable, net	50,088	48,157
Prepaid expenses and other current assets	6,741	5,335
Total current assets	171,755	170,279
Property and equipment, net	20,798	19,341
Goodwill	215	215
Intangible assets, net	4,035	4,223
Deferred tax assets	16,201	15,640
Other non-current assets	14,615	12,631
Total assets	$227,619	$222,329

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,436	$2,206
Accrued compensation and related benefits	4,988	5,959
Accrued and other current liabilities	1,913	2,080
Deferred revenues - current portion	9,777	8,189
Billings in excess of recognized revenue	200	88
Total current liabilities	19,314	18,522
Long-term income taxes payable	3,247	3,354
Other non-current liabilities	1,802	1,650
Total liabilities	24,363	23,526

Stockholders’ equity:
Common stock and additional paid-in-capital	285,935	281,428
Treasury stock at cost	(55,726)	(54,882)
Accumulated deficit	(25,235)	(25,752)
Accumulated other comprehensive loss	(1,718)	(1,991)
Total stockholders’ equity	203,256	198,803
Total liabilities and stockholders’ equity	$227,619	$222,329

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended

	March 31,	December 31,	March 31,
	2017	2016	2016

Revenues:
Design-to-silicon-yield solutions	$19,698	$19,458	$18,578
Gainshare performance incentives	4,591	8,975	6,503
Total revenues	24,289	28,433	25,081

Costs of Design-to-silicon-yield solutions:
Direct costs of Design-to-silicon-yield solutions	11,335	12,040	10,110
Amortization of acquired technology	96	96	96
Total costs of Design-to-silicon-yield solutions	11,431	12,136	10,206
Gross profit	12,858	16,297	14,875

Operating expenses:
Research and development	7,282	7,171	6,311
Selling, general and administrative	5,899	6,290	5,124
Amortization of other acquired intangible assets	92	92	117
Total operating expenses	13,273	13,553	11,552

Income (loss) from operations	(415)	2,744	3,323
Interest and other income (expense), net	(230)	378	(236)
Income (loss) before income taxes	(645)	3,122	3,087
Income tax provision (benefit)	(1,162)	197	1,026
Net income	$517	$2,925	$2,061

Net income per share:

Basic	$0.02	$0.09	$0.07

Diluted	$0.02	$0.09	$0.07

Weighted average common shares:
Basic	31,991	31,636	31,168
Diluted	33,594	33,293	31,754

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended

	March 31,	December 31,	March 31,
	2017	2016	2016 (2)
GAAP net income	$517	$2,925	$2,061
Adjustments to reconcile GAAP net income to non-GAAP net income:
Stock-based compensation expense	2,884	3,067	2,666
Amortization of acquired technology	96	96	96
Amortization of other acquired intangible assets	92	92	117
Acquisition related deferred revenue adjustment (1)	-	1	115
Non-cash portion of income tax expense	(995)	(587)	299
Non-GAAP net income	$2,594	$5,594	$5,354

GAAP net income per diluted share	$0.02	$0.09	$0.07
Non-GAAP net income per diluted share	$0.08	$0.17	$0.17

Shares used in diluted shares calculation	33,594	33,293	31,754

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME TO EBITDAR (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended

	March 31,	December 31,	March 31,
	2017	2016	2016 (2)

GAAP net income	$517	$2,925	$2,061
Adjustments to reconcile GAAP net income to EBITDAR:
Stock-based compensation expense	2,884	3,067	2,666
Amortization of acquired technology	96	96	96
Amortization of other acquired intangible assets	92	92	117
Acquisition related deferred revenue adjustment (1)	-	1	115
Depreciation expense	1,091	1,000	765
Income tax provision (benefit)	(1,162)	197	1,026
EBITDAR	$3,518	$7,378	$6,846

(1) As announced on July 20, 2015, the Company completed the acquisition of Syntricity, Inc., the industry leading hosted solution for characterization and yield management. In relation to this acquisition, the Company incurred direct acquisition costs, acquisition related contingent earn-out and recorded an adjustment to reduce revenue recognized from deferred revenue arising from the acquisition. Accordingly, for non-GAAP purposes, the Company is excluding these expenses and the reduction to revenue in order to provide better comparability between periods.

(2) The results for the period ended March 31, 2016 have been updated to reflect the Company’s adoption of the Accounting Standards Update (ASU) 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The Company elected to early adopt this new standard in the fourth quarter of 2016, which required that any adjustments be reflected as of January 1, 2016, the beginning of the fiscal year that includes the interim period of adoption.